                                                                      EXHIBIT 99

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2001

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

      1. Statement of Cash Available for Distribution for the three months ended June 30, 2001:


         Net Income                                                                    $          305,000
         Add:  Depreciation                                                                        88,000
               Amortization                                                                         3,000
         Less: Cash to reserves                                                                  (370,000)
                                                                                      --------------------
         Cash Available for Distribution                                               $           26,000
                                                                                      ===================
         Distributions allocated to General Partners                                   $            1,000
                                                                                      ===================
         Distributions allocated to Limited Partners                                   $           25,000
                                                                                      ===================

      2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended June 30, 2001:

             Entity Receiving                                Form of
               Compensation                                Compensation                           Amount
       -----------------------------    ---------------------------------------------------   ----------------
         General Partners                 Interest in Cash Available for Distribution           $         1,000

         WFC Realty Co., Inc.
         (Initial Limited Partner)        Interest in Cash Available for Distribution                         5

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